UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 28, 2010

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

_________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 7.01	Regulation FD Disclosure

As previously reported, on July 1, 2010, New Communications Holdings Inc. (“Spinco”), a subsidiary of Verizon Communications Inc. (“Verizon”) that was spun-off from Verizon to its stockholders, merged with and into Frontier, with Frontier continuing as the surviving corporation (the “Merger”), pursuant to an Agreement and Plan of Merger by and among Verizon, Spinco and Frontier, dated as of May 13, 2009, as amended by Amendment No. 1 to the Merger Agreement, dated as of July 24, 2010 (the “Merger Agreement”).  At the effective time of the Merger, Spinco held defined assets and liabilities of the local exchange business and related landline activities of Verizon in Arizona, Idaho, Illinois, Indiana, Michigan, Nevada, North Carolina, Ohio, Oregon, South Carolina, Washington, West Virginia and Wisconsin and in portions of California bordering Arizona, Nevada and Oregon.  As a result of the Merger, Frontier also serves approximately 300 customers in a portion of Virginia bordering West Virginia.

As a convenience to investors, Frontier is making available in Exhibit 99.1 unaudited pro forma combined historical financial and operating data for Frontier, including financial and operating data for the properties acquired from Verizon in the Merger.

The information furnished in Item 7.01 of this Form 8-K and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits

99.1	Unaudited pro forma combined historical financial and operating data for Frontier, including financial and operating data for the properties acquired from Verizon in the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: September 28, 2010	By:/s/ Robert J. Larson
Robert J. Larson
Senior Vice President and
Chief Accounting Officer